UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	July 8, 2015

POINT.360
(Exact name of registrant as specified in its charter)

California	0-21917	01-0893376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Media Center Drive, Los Angeles, California 90065 (Address of Principal Executive Offices)

(818) 565-1400
(Registrant’s Telephone Number)

________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 14, 2015, Point.360, a California corporation (the “Company”), filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”) in connection with the completion on July 8, 2015 of the previously announced purchase of certain assets of Modern VideoFilm, Inc.. In response to Items 9.01(a) and 9.01(b) of the Initial Report, the Company indicated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) to Form 8-K. This amendment to the Current Report on Form 8-K/A (this “Amendment”) amends Items 9.01(a) and 9.01(b) of the Initial Report to provide the required financial information. The information reported in the Initial Report is incorporated by reference into this Amendment.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of Modern VideoFilm, Inc. as of and for the two years ended May 31, 2014 and 2015 are attached as Exhibit 99.1 to this Amendment.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information reflecting the Company’s acquisition of certain assets of Modern VideoFilm, Inc. as of and for the year ended June 30, 2015 is attached as Exhibit 99.2 to this Amendment. The pro forma unaudited financial statements are presented for illustrative purposes only. They are not necessarily indicative of the operating results or financial position that would have been achieved had the acquisition been consummated as of the dates indicated or of the results that may be obtained for future periods.

(d) Exhibits.

Exhibit No.	Description

2.1	Sale Agreement Pursuant to Article 9 of the Uniform Commercial Code, dated as of July 8, 2015, among Point.360, Haig S. Bagerdjian, Medley Capital Corporation, Medley Opportunity Fund II LP, Congruent Credit Opportunities Fund II, LP and Main Street Equity Interests, Inc. (previously filed by the Company on July 14, 2015 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and incorporated herein by reference).

99.1	Audited consolidated financial statements of Modern VideoFilm, Inc. as of and for the years ended May 1, 2014 and 2015.*

99.2	Unaudited pro forma condensed combined balance sheet as of June 30, 2015 and the related unaudited pro forma condensed combined statements of operations for the year ended June 30, 2015, and the notes related thereto.*

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 22, 2015	By:	/s/ ALAN STEEL
Alan Steel
Executive Vice President, Finance and
Administration, and Chief Financial Officer

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